Exhibit 99.1

WAM Technologies, LLC

Financial Statements

December 31, 2014 and 2013

Independent Auditors’ Report

To the Members

WAM Technologies, LLC

Lakehurst, New Jersey

We have audited the accompanying financial statements of WAM Technologies, LLC (the “Company”), which comprise the balance sheets as of December 31, 2014 and 2013 and the related statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Members

WAM Technologies, LLC

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WAM Technologies, LLC as of December 31, 2014 and 2013, and the results of its operations, and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ O’Connor Davies, LLP

Harrison, New York

September 25, 2015

WAM Technologies, LLC

Balance Sheets

	December 31,
	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$574,738	$1,822,299
Accounts receivable	435,480	420,125

Total Current Assets	1,010,218	2,242,424

Property and equipment, net	260,794	446,438

	$1,271,012	$2,688,862

LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities
Accounts payable	$296,256	$209,990
Obligations under capital lease, current portion	23,200	25,309
Royalty payable	708,084	708,084
Due to related party	35,988	4,967
Deferred revenue, current portion	2,762,000	2,782,833

Total Current Liabilities	3,825,528	3,731,183

Deferred revenue, less current portion	5,598,059	8,335,059
Obligations under capital lease, less current portion	—	21,091

Total Liabilities	9,423,587	12,087,333

Members’ Deficit	(8,152,575)	(9,398,471)

	$1,271,012	$2,688,862

See notes to financial statements

WAM Technologies, LLC

Statements of Operations

	Year Ended December 31,
	2014	2013
REVENUE
Net sales	$5,655,275	$5,075,564

EXPENSES
Communications and equipment	258,533	81,760
Development costs	1,435,890	1,641,907
Support costs	783,009	767,860
Royalty expense	—	2,385,313
Selling, general and administrative expenses	1,931,947	1,766,969

Net Income (Loss)	$1,245,896	$(1,568,245)

See notes to financial statements

WAM Technologies, LLC

Statements of Changes in Members’ Deficit

	Year Ended December 31,
	2014	2013

Members’ Deficit, Beginning of Year	$(9,398,471)	$(4,859,596)

Net income (loss)	1,245,896	(1,568,245)

Distributions	—	(2,970,630)

Members’ Deficit, End of Year	$(8,152,575)	$(9,398,471)

See notes to financial statements

WAM Technologies, LLC

Statements of Cash Flows

	Year Ended December 31,
	2014	2013
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$1,245,896	$(1,568,245)
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation and amortization	185,644	143,544
Changes in assets and liabilities
Accounts receivable	(15,355)	1,281,704
Inventory	—	186,289
Accounts payable	86,266	(1,041,623)
Royalty payable	—	708,084
Deferred revenue	(2,757,833)	6,275,696

Net Cash from Operating Activities	(1,255,382)	5,985,449

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment	—	(505,200)

Net Cash from Investing Activities	—	(505,200)

CASH FLOW FROM FINANCING ACTIVITIES
Payments on obligations under capital lease	(23,200)	(27,419)
Proceeds from related company borrowing	31,021	—
Repayment of loan to related company	—	(3,026,760)
Repayment of note to related party	—	(692,720)
Distributions	—	(2,970,630)

Net Cash from Financing Activities	7,821	(6,717,529)

Net Change in Cash and Cash Equivalents	(1,247,561)	(1,237,280)

CASH AND CASH EQUIVALENTS
Beginning of year	1,822,299	3,059,579

End of year	$574,738	$1,822,299

See notes to financial statements

WAM Technologies, LLC

Notes to Financial Statements

December 31, 2014 and 2013

1.	The Company

WAM Technologies, LLC (the “Company”) offers hardware, software and services for the remote wireless management and control of refrigerated containers and ancillary equipment on a global basis.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) which requires the use of certain estimates by management in determining the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company enters into arrangements to deliver multiple products or services (multiple-elements). The Company applies software revenue recognition rules and allocates the total revenues among elements based on vendor-specific objective evidence (“VSOE”) of fair value of each element. The Company recognizes revenue net of taxes collected. Revenues are derived from three sources:

1.	License fees, related to term (or time-based) licenses, perpetual software licenses, and other;

2.	Maintenance fees, related to email and phone support, bug fixes and unspecified software updates and upgrades released when, and if available during the maintenance term; and

3.	Services fees, related to professional services related to implementation of our software, reimbursable travel and training.

Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists. Evidence of an arrangement consists of a written contract signed by both the customer and management prior to the end of the period.

•	Delivery or performance has occurred. The Company’s software is delivered electronically to the customer. Delivery is considered to have occurred when the Company provides the customer access to the software along with login credentials.

•	Fees are fixed or determinable. The Company assesses whether a fee is fixed or determinable at the outset of the arrangement, primarily based on the payment terms associated with the transaction. For perpetual licenses, the Company does not generally offer extended payment terms with typical terms of payment due between 30 and 60 days from delivery of software.

•	Collectability is probable. Collectability is assessed on a customer-by-customer basis, based primarily on creditworthiness as determined by credit checks and analysis, as well as customer payment history. Payment terms generally range from 30 to 90 days from invoice date. If it is determined prior to revenue recognition that collection of an arrangement fee is not probable, revenues are deferred until collection becomes probable or cash is collected, assuming all other revenue recognition criteria are satisfied.

WAM Technologies, LLC

Notes to Financial Statements

December 31, 2014 and 2013

2.	Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

If the undelivered elements are all service elements and VSOE of fair value does not exist for one or more service element, the total arrangement fee is recognized ratably over the longest service period starting at software delivery, assuming all the related services have been made available to the customer.

The Company generally invoices fees for licenses at the inception of the contract and maintenance to its customers in monthly installments payable in advance. Deferred revenues represent amounts, which are billed to or collected from customers for which one or more of the revenue recognition criteria have not been met. The deferred revenues balance does not represent the total contract value of annual or multi-year, non-cancellable arrangements, which generally run three to five years.

Long-Lived Assets

The company complies with accounting and reporting requirements of U.S. GAAP whereby the Company periodically assesses the recoverability of the carrying amounts of long-lived assets. A loss is recognized when expected discounted future cash flows are less than the carrying amount of the asset. An impairment loss is the difference by which the carrying amount of the asset exceeds its fair value. Long-lived assets consist of property and equipment. As of December 31, 2014 and 2013, the Company has not recognized an impairment loss on its long-lived assets.

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less at the time of purchase are considered to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts that, at times, may exceed federally insured limits.

Accounts Receivable

The Company carries its accounts receivable at gross amounts due from customers. Because historical losses related to these receivables have not been material, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables and once these receivables are determined to be uncollectible, they are written off through a charge against earnings. No receivables were written off at December 31, 2014 and 2013.

WAM Technologies, LLC

Notes to Financial Statements

December 31, 2014 and 2013

2.	Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation and consists of remote control devices and computer equipment. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets which is three years.

Maintenance and repairs are charged to operations, while betterments and improvements are capitalized.

Capitalized Software

Software costs incurred prior to establishment of technological feasibility or in the preliminary project stage are expensed as incurred. Software development costs incurred after the technological feasibility of the software product has been established are capitalized in accordance with U.S. GAAP. Capitalization continues until the related products are available for distribution to customers.

Income Taxes

The Company is organized as a limited liability company in the State of Florida. As such, the income and losses of the Company are taxed at the member level. Accordingly, no provision for income taxes is required.

The Company evaluates the uncertainty in tax positions taken or expected to be taken in the course of preparing the Company’s financial statements to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions deemed not to meet the “more likely than not” threshold would be recorded as a tax expense in the current period. The Company has no uncertain tax positions at December 31, 2014. The Company is no longer subject to income tax examinations by major taxing authorities for years before 2011.

Fair Value of Financial Instruments

The Company follows U.S. GAAP guidance on Fair Value Measurements which establishes a fair value hierarchy organized into three levels based upon the “input” assumptions used in pricing assets. Level 1 inputs have the highest reliability and are related to assets with unadjusted quoted prices in active markets.

Level 2 inputs relate to assets with other than quoted prices in active markets which may include quoted prices for similar assets or liabilities or other inputs which can be corroborated by observable market data. Level 3 inputs are unobservable inputs and are used to the extent that observable inputs do not exist.

WAM Technologies, LLC

Notes to Financial Statements

December 31, 2014 and 2013

2.	Summary of Significant Accounting Policies (continued)

Subsequent Events

The Company has evaluated its subsequent events through September 25, 2015, the date that the accompanying financial statements were available to be issued.

3.	Related Party Transactions

The Company receives services from employees of companies in which the Members have common ownership. Such services are recorded on the books as an expense and are included on the balance sheet as due to related party. For the years ended December 31, 2014 and 2013, these expenses amounted to $783,009 and $767,860.

The Company does not have any operating leases relating to the rental of its office space. However, it reimburses a related entity for its proportionate share of the rent expense which, amounted to $51,841 and $49,266 for the years ended December 31, 2014 and 2013.

4.	Property and Equipment

Property and equipment is comprised of the following at December 31:

	2014	2013
Remote Control Devices	$505,200	$505,200
Computer equipment under capital lease	86,219	86,219

	591,419	591,419
Less: accumulated depreciation (including $35,925 and $18,681 under capital lease)	330,625	144,981

	$260,794	$446,438

Depreciation and amortization expense for the years ended December 31, 2014 and 2013 was $185,644 and $143,544.

5.	Capital Lease Obligation

The Company leases computer equipment under a capital lease expiring on October 31, 2015. The asset and liabilities under capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The asset is depreciated over its estimated useful life. Depreciation of asset under capital lease was included in depreciation expense for the year ended December 31, 2014 and 2013.

WAM Technologies, LLC

Notes to Financial Statements

December 31, 2014 and 2013

5.	Capital Lease Obligation (continued)

At December 31, 2014, the aggregate future minimum payments due in 2015 under this capital lease are $23,200. Total interest expense relating to the remaining portion of the capital lease obligation was not deemed material to the financial statements.

6.	Royalty Agreement

The Company entered into a royalty agreement with a Member on December 31, 2012. The agreement provided for the payment of a royalty in 2014 and 2013 based on a fixed price per unit for certain license sales or a percentage of the net profit of the Company, whichever was greater. Royalty expense recognized under this agreement for 2014 and 2013 was $0 and $2,385,313, respectively. Amounts accrued with respect to this agreement as of December 31, 2014 and 2013 were $708,084 and $708,084. This agreement terminated in 2014.

7.	Major Customers

The Company had sales to one major customer aggregating approximately 90% and 88% of revenue for the year ended December 31, 2014 and 2013. Accounts receivable from this customer amounted to 89% and 72% of total accounts receivable at December 31, 2014 and 2013.

8.	Commitments and Contingencies

Litigation

The Company and certain of its affiliates are defendants in a patent infringement lawsuit with an unrelated third party (see Note 9). The lawsuit has been stayed until October 30, 2015. At this time, the Company’s management cannot determine if a loss is probable, nor can they estimate the amount of possible loss, if any.

Independent Contractor Agreement

The Company has an agreement with an independent contractor to provide business development services. The contract provides for fixed monthly compensation of $14,583 in addition to the ability to receive incentive compensation based on the net income of the Company for Federal Income Tax Purposes. For the years ended December 31, 2014 and 2013, the Company recorded incentive compensation expense related to this arrangement, based on a negotiated amount, of $219,773 and $219,773. This arrangement expired on December 31, 2014; however, it automatically renews for one year term unless terminated by written notice by the Company or the contractor. The agreement also entitles the contractor to a lump-sum payment in the amount of 4% of the gross sales price in the event the Company is sold. No amounts have been recorded in connection with this buy-out protection agreement.

WAM Technologies, LLC

Notes to Financial Statements

December 31, 2014 and 2013

9.	Subsequent Events – Sale of Company

In April 2015, the Company entered into a non-binding Letter of Intent to sell substantially all its assets, and certain liabilities as defined in the Letter of Intent, to an unrelated third party. As a point of clarification, the potential acquirer is the parent company of the plaintiff involved in the patent infringement lawsuit disclosed in Note 8 to the financial statements. Negotiations with respect to this potential acquisition are ongoing.

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